AGREEMENT

This Services Agreement ("Agreement") is made and entered into as of September 10, 2018 (the "Effective Date") by and between Empire ATM LLC, a New Jersey limited liability company, ("Empire ATM Group"), and EmpireBIT, Inc., a Delaware corporation ("EmpireBIT”), each individually referred to herein as a “Party” and collectively, both together referred to as the “Parties.”

FACTUAL BACKGROUND

A.Empire ATM Group is a company specialized in the distribution, operation and servicing of automatic teller machines and has various personnel, facilities, connections, contractual relationships, assets and expertise with respect to their automatic teller machine business;

B.EmpireBIT is a company specializing in distribution, operation and servicing of automatic teller machines for cryptocurrencies;

C.EmpireBIT desires to utilize certain personnel, facilities, connections, contractual relationships, assets and expertise of Empire ATM Group to assist EmpireBIT in operating and further developing its company and business;

D.Empire ATM Group and EmpireBIT have agreed to enter into this Agreement to allow Empire ATM Group to assist EmpireBIT in the management and running of EmpireBIT’s business from the Effective Date forward for the time periods set out herein, unless this Agreement otherwise terminated as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.PROVISION OF SERVICES

1.1Subject to the terms and conditions of this Agreement, Empire ATM Group shall provide to EmpireBIT the Services (as defined in Section 1.2 below) for the period from the Effective Date and through December 31, 2019, unless this Agreement is otherwise extended or terminated pursuant to Section 6 (the "Term"). It is understood by the Parties that the quality and timing of the Services to be provided under this Agreement shall be substantially consistent with Empire ATM Group's current practices.

1.2For purposes of the Agreement, Services shall mean those services identified on Appendix A hereto; provided however that Services may be modified by the mutual agreement of the Parties from time to time, in which case an additional Fee (as defined below) shall be adjusted accordingly with the mutual agreement of the Parties.

1.3EmpireBIT acknowledges and agrees that Empire ATM Group is not obligated to and shall not provide to EmpireBIT any other services other than the Services specifically described in this Agreement.

1.4The Parties will use good faith efforts to cooperate with one another in all matters relating to the provision and receipt of the Services. Such cooperation will include exchanging information, performing true-ups and adjustments, and obtaining (through reasonable commercial efforts) all third-party consents, or approvals necessary to permit each Party to perform its obligations hereunder (including, by way of example and not by way of limitation, rights to use third-party software needed for the performance of the Services).

2.FEES, EXPENSES, AND REPORTING

2.1EmpireBIT shall pay Empire ATM Group no fee ("Fee") for the Services from the Effective Date through December 31, 2019. Should the Parties agree to continue this Agreement past December 31, 2019, EmpireBIT shall pay to Empire ATM Group a fee equal to the fair and equitable market value of the Services provided from that date forward, so that each Party is responsible for paying its fair share of the cost of such Services. It is the intent of the Parties that after December 31, 2019, each Party will either directly pay its own costs and expenses for the Services provided under this Agreement (and hence, mutually agree to terminate this Agreement) or to continue the Agreement but with EmpireBIT paying a Fee to Empire ATM Group for the fair market value of the Services provided, to be reviewed and adjusted by the Parties on a regular basis.

3.WARRANTY, LIABILITY, AND INDEMNITY

3.1Empire ATM Group shall use commercially reasonable, good faith efforts to provide Services to EmpireBIT in a manner, to the extent and at the times, consistent with the manner such services have been performed by Empire ATM Group in the past. The express warranty in this section is in lieu of all other warranties, express, implied, or statutory, regarding the Services, and Empire ATM Group specifically disclaims all implied warranties, including, without limitation, all warranties of merchantability, fitness for a particular purpose, title, and non-infringement, and any warranties arising from course of dealing, course of performance, or trade usage.

3.2Except with respect to Empire ATM Group' s gross negligence, willful misconduct, or fraud, Empire ATM Group' s maximum liability to, and the sole remedy of EmpireBIT for breach of this Agreement or otherwise with respect to the Services, is limited to the amount of any payments received by Empire ATM Group under this Agreement during the Term.

3.3Except as set forth in Section 3.2, Empire ATM Group shall not be liable to EmpireBIT for any damages of any kind, including, but not limited to, direct, compensatory, punitive, consequential, incidental or special damages or lost profits suffered by EmpireBIT arising out of this Agreement or the Services provided by Empire ATM Group, whether resulting from mere negligence of Empire ATM Group or otherwise.

3.4EmpireBIT agrees to indemnify and hold Empire ATM Group harmless from any damages, loss, cost, penalty or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any claims, including any third-party claim, regarding: (a) any liability or obligation of EmpireBIT arising prior to the Effective Date (whether or not on EmpireBIT's balance sheet, whether known or unknown, or whether or not disclosed to Empire

ATM Group); (b) Empire ATM Group' s performance, purported performance, or nonperformance under this Agreement (other than due to Empire ATM Group's gross negligence, willful misconduct, or fraud), (c) the failure of EmpireBIT to perform any of its obligations under any contract, license, lease or other agreement between EmpireBIT and a third party (except to the extent that the liability arises out of a failure of Empire ATM Group to perform an obligation assumed by Empire ATM Group under this Agreement), (d) any matters related to any financings of EmpireBIT (except for obligations specifically assumed by Empire ATM Group such as through a guarantee), and (e) failure to pay and discharge any taxes or other liabilities or obligations for which EmpireBIT remains responsible.

4.FORCE MAJEURE

Empire ATM Group shall not be responsible for failure or delay in delivery of any Service, if caused by an act of God or public enemy, terrorist attack, war, government acts, regulations or orders, fire, flood, embargo, quarantine, epidemic, labor stoppages or other disruptions, accident, unusually severe weather or other cause similar or dissimilar, beyond the control of the defaulting Party; provided that the Party will continue to perform all of its other obligations hereunder to the extent reasonably possible.

5.PROPRIETARY INFORMATION AND RIGHTS

5.1EmpireBIT and Empire ATM Group each acknowledges that they are bound by the provisions of any confidentiality agreement that has or may be executed by the Parties and that each of EmpireBIT and Empire ATM Group will comply with the provisions thereof.

5.2Each Party hereby acknowledges and agrees that information and material that it may have, and may continue to, come into contact with, either in oral, written, graphic, photographic, recorded or in any other form, may be highly confidential, and that this information and material (the “Confidential Information”) is being made available by the disclosing Party (the “Disclosing Party”) to the receiving Party (the “Recipient”) solely for the purposes of performing the Services under this Agreement and for no other purpose.

5.3The Disclosing Party shall continue to be the exclusive owner of all Confidential Information (including trade secrets) and intellectual property rights contained therein, made available to the Recipient, under this or any other agreement, all of which are proprietary to the Disclosing Party.

5.4Where information or material received by the Recipient is labeled confidential, the Recipient agrees to treat it as such, unless the Disclosing Party indicates otherwise in writing.

5.5The Recipient agrees that its directors, officers and employees will use any Confidential Information provided by the Disclosing Party only in order to comply with its obligations under this Agreement and agrees to only disclose such information to those of its directors, officers and employees directly concerned with the work under this Agreement. Subject to the provisions herein, the Recipient agrees that it will not disclose any Confidential Information to a third party nor use it for any other purpose either for itself or a third party.

5.6The Disclosing Party may, at its discretion and where reasonable, require the Recipient’s directors, officers, employees or third parties contracted by the Recipient, who perform the Services, to sign a confidentiality agreement in respect of the Confidential Information or work to be done with respect to the Services. Should an employee of the Recipient or Party contracted by the Recipient refuse to sign such an agreement, they may be refused access to the Disclosing Party’s premises, at the Disclosing Party’s discretion. Such refusal shall in no way constitute a breach of any sort under or constitute an intention to terminate this Agreement. In such a case, the Recipient further agrees, at the request of the Disclosing Party, to remove the said employee or third party contracted to do the work from performing the Services. The Recipient agrees to replace the said employees or third party contractors with personnel who agree to be bound by such a confidentiality agreement.

5.7The Recipient shall, at all times, preserve the proprietary, confidential and/or trade secret nature of the Confidential Information both during and after the term of this Agreement irrespective of the manner or method in which it is terminated.

5.8No Confidential Information of any kind, whether in digital or any other form given to the Recipient by the Disclosing Party to fulfill its obligations under this Agreement, may be retained by the Recipient after the termination or expiration of the term of this Agreement, unless agreed to by the Parties.

5.9Obligations of confidentiality contained in this Agreement shall not apply to any information or material that the Recipient can demonstrate was part of the public knowledge or already known to the Recipient on the date it was disclosed, or subsequent to the time of disclosure became part of the public knowledge through no fault of the Recipient, or was rightfully disclosed to the Recipient by a third party. If the Recipient becomes legally compelled to disclose any Confidential Information, it shall promptly inform the Disclosing Party of such fact in writing so as to allow the Disclosing Party to take appropriate protective actions or measures or to seek orders to protect the interests of the Disclosing Party.

5.10If processing any personal data on the Disclosing Party’s behalf, the Recipient shall only do so in accordance with the Disclosing Party’s instructions and applicable data protection legislation and only for the purposes designated by the Disclosing Party. In addition, the Disclosing Party shall take all appropriate technical and organizational measures to prevent unauthorized or unlawful processing, unwarranted disclosure, or accidental loss, destruction of, or damage to, such data.

5.11If, in the performance of Services, either Party collects, holds, uses, communicates or discloses any personal information related to an individual, such Party agrees to comply with applicable data protection legislation. In such event, each Party agrees to obtain specific consent from the individual concerned for the communication or disclosure of the individual’s personal information to the other Party and for the use of the individual’s personal information by the other Party.

6.TERM AND TERMINATION

6.1Except as provided in Section 6.2 below, this Agreement shall automatically terminate upon the earlier of (i) the mutual agreement of the Empire ATM Group and EmpireBIT, (ii) December 31, 2019, unless extended by the Parties, or (iii) the dissolution of either Party.

6.2Ether Party may terminate this Agreement by giving the other Party fifteen (15) days prior written notice if the other Party is in breach of this Agreement and does not cure such breach within 21 business days of receipt of notice of said breach.

6.3Upon termination or expiration of this Agreement for any reason, all rights and obligations hereunder shall immediately cease except that such termination shall not terminate, limit, or restrict the rights and remedies of either Party for any breach or violation, and for any amounts owed to Empire ATM Group or EmpireBIT before such termination or expiration.

6.4Following any termination of this Agreement, each Party shall cooperate in good faith with the other to transfer and/or retain all records and all other property of the other in its possession, an1 take all other actions necessary to provide Empire ATM Group and EmpireBIT and their respective successors and assigns with sufficient information in the form reasonably requested by Empire ATM Group or EmpireBIT to provide for the continuation of the Services.

7.RELATIONSHIP OF PARTIES

The Parties agree to act as independent contractors for each other. Each Party agrees to use its best efforts to assign personnel with the proper skill level and type of experience, to ensure that the Services will be completed in a timely and successful manner. In the event that a Party does not have personnel with the proper skill level or experience to provide the Services required under the terms of this Agreement, such Party may engage the services of such competent personnel, or may subcontract or assign a portion of the Services to be rendered, with the prior written consent of the other Party to this Agreement. Notwithstanding such approval, the sub-contracting Party shall be primarily responsible and liable for the services rendered by such personnel, subcontractor or assignee and shall be responsible for the payment of the remuneration payable to such personnel, subcontractor or assignee. Each Party will, on a regular basis, keep the other Party appraised of the work in progress under the terms of this Agreement and will meet from time to time with the other Party, to review the Services performed or to be performed under the provisions herein. Except as expressly set forth herein, no Party has the authority to, and each Party agrees that it shall not, directly or indirectly contract any obligations of any kind in the name of or chargeable against the other Parties without such Party's prior written consent.

Neither Party is responsible for verifying the existence or sufficiency of the qualifications, authorizations, permits or licenses of the other Party and/or the other Party’s employees. Each Party represents and warrants that it and any of its employees are authorized to work and are not acting and will not act during the term of this Agreement in violation of any applicable laws and the regulations thereunder or any agreement it has entered into with a third Party. Each Party will indemnify the other Party against any and all claims, damages, losses and other liabilities including, but not limited to, fines, penalties, and/or attorneys’ fees incurred by a Party because the other Party and/or the other Party’s employees or agents are not authorized to perform all or part of the Services.

Unless otherwise expressly specified in this Agreement, each Party shall supply, at its sole expense, all equipment, tools, materials, supplies and other resources necessary to perform the Services.  In the event that any equipment, tool, material, supply or other resource, including any computer equipment, is supplied by a Party, and unless expressly specified in this Agreement, such equipment, tool, material, supply or other resource must be promptly returned to said Party, upon request or upon expiry or termination of this Agreement for any reason. Such equipment, tool, material, supply or other resource must be packaged appropriately to ensure its protection upon return to the other Party and be returned in good working order and in an appropriate state of repair, taking into consideration normal wear and tear during the course of the performance of the Services. Should a Party fail to fulfill its obligations under this Subsection 7, said Party shall be liable for the cost of replacement of such equipment, tool, material, supply or other resource in the condition such equipment, tool, material, supply or other resource would have been had these obligations been fulfilled.

8.ASSIGNMENT

Except as provided herein, no Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto.

9.NOTICES

All notices, demands and other communications pertaining to this Agreement ("Notices") shall be in writing addressed as follows:

Empire ATM LLC

36 Christopher Columbus Blvd

Jackson, NJ 08527

Attn: Evan Almeida, CEO

EmpireBIT Inc.

36 Christopher Columbus Blvd,

Jackson, NJ 08527

Attn: Mike Almeida, CEO

Notices shall be deemed given three (3) business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first business day after being sent, prepaid, by a nationally-recognized overnight courier that issues a receipt or other confirmation of delivery. Notices delivered by personal service or by electronic mail shall be deemed given when actually received by the recipient. Any Party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

10.ENTIRE AGREEMENT

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

11.PARTIES IN INTEREST

This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Empire ATM Group or EmpireBIT or their respective successors or permitted assigns any right, claim, remedy, causes of action or any other rights under or by reason of this Agreement. There are no third-party beneficiaries under this Agreement.

12.GOVERNING LAW; SUBMISSION TO JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions Any legal action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of Delaware sitting or in the United States of America for the District of Delaware, and the Parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Purchaser hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and brought in any such court, any claim that Purchaser is not subject personally to the jurisdiction of the above named courts, that Purchaser's property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

13.WAIVER OF JURY TRIAL

THE PARTIES SHALL AND HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATIERS WHATSOEVER ARISING OUT OF OR IN ANYWAY CONNECTED WITH THIS AGREEMENT, THE MANAGEMENT SERVICES OR FOR THE ENFORCEMENT OF ANY REMEDY UNDERANYSTAIDTE.

14.AMENDMENT; WAIVER

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Empire ATM Group and EmpireBIT, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles and electronic transmission of signatures shall be deemed to be originals.

16.TAXES

Unless otherwise required by law or agreed to by the Parties, payments to either Party for Services rendered shall be made without any deductions for taxes, duties, or other charges of any kind whatsoever, in conformity with each Party’s status as a non-employee. Any taxes that may be due and payable as a result of the payments herein specified by the Parties shall be due and payable as part of this Agreement. Each Party undertakes to pay all taxes, duties or other charges for which it may be liable on such payments when due and note the amounts pertaining to such taxes. Each Party reserves the right to withhold whatever taxes, duties, charges or other payments, from the other Party, as are required by law.

17.OWNERSHIP OF EXISTING PROPERTY AND DATA

Any material and related information and documents (including, without limitation, data, computer software and hardware) and intellectual property rights contained therein, furnished by either Party for use by the other Party in connection with this Agreement shall remain the exclusive property of the furnishing Party.

18.REMEDIES

Each Party acknowledges that any violation of the terms of this Agreement would result in damages to the other which could not be adequately compensated by monetary award alone. In the event of any violation by a Party of the terms of this Agreement, including, without limitation, of a Party’s proprietary rights and ownership, and confidentiality provisions, and in addition to all other remedies available at under law and at equity, the other Party shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief, waiver, restraining order, injunction, decree or other remedy as may be appropriate to ensure compliance of the violating Party with the terms of this Agreement.

19.GENERAL PROVISIONS

The terms of this Agreement shall bind the Parties and their respective successors, heirs and permitted assigns. The Factual Background and all Appendices, attachments, schedules and exhibits attached hereto are hereby incorporated by reference and made a part of this Agreement. If any term or provision of this Agreement or the application thereof shall be invalid or unenforceable, such term or provision shall be severed from this Agreement and the remainder of this Agreement shall be unaffected thereby and each remaining term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. No provision of this Agreement may be waived except in a written document signed by the Party granting such waiver. Each Party will execute and deliver such further agreements and other documents and do such further acts and things as the other Party reasonably requests to evidence, carry out or give full effect to the intent of this Agreement. No presumption shall operate in favor of or against any Party hereto as a result of any responsibility that any Party may have had for drafting this Agreement.

IN WITNESS WHEREOF, each Party to this agreement has caused it to be executed on the date indicated above.

EMPIRE ATM LLC

[signature]
Authorized Signature

Evan Almeida, COO
Print Name and Title

EmpireBIT, Inc.

[signature]
Authorized Signature

Michael Almeida President
Print Name and Title

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APPENDIX A

SERVICES

1.EmpireBIT will have use of the Empire ATM Group offices located at the following addresses, at no charge, through December 31, 2019:

Empire ATM Group

36 Christopher Columbus Blvd

Jackson, NJ 08527

Empire ATM Group

460 Faraday Ave

Building A Suite 2

Jackson, NJ 08527

Empire ATM Group

940 Deltona Blvd

Deltona, FL 32725

Empire ATM Group

1517 Kuebel St

Unit F

Harahan, LA 70123

Empire ATM Group

12338 SW 132nd Court

Miami, FL 32186

Empire ATM Group

959 Klondike Ct

Unit 102

Conyers, GA 30094

2.EmpireBIT will have use of the following Empire ATM Group current office personnel at the above-referenced offices, at no charge, through December 31, 2019:

•Accounting

•Service Technicians

•Customer Service Representatives

•Management Personnel

•Account Managers

3.EmpireBIT shall have access to all Empire ATM Group ATM locations, at no charge, through December 31, 2019.

4.EmpireBIT will have the use of all current vehicle and transportation available at Empire ATM Group, at no charge, through December 31, 2019.

5.EmpireBIT shall have use of all Empire ATM Group equipment, facilities and intellectual property related to the following, at no charge, through December 31, 2019:

•Service Center

•Dispatch and routing

•Technicians

•Repair Facility

•Tracking and Routing software

•Sales and CRM automation

•ATM Shield - Protection and security for the Crypto ATM Kiosks

AGREEMENT

This Services Agreement ("Agreement") is made and entered into as of September 10, 2018 (the "Effective Date") by and between United Armor Inc., a New Jersey corporation, ("United Armor"), and EmpireBIT, Inc., a Delaware corporation ("EmpireBIT”), each individually referred to herein as a “Party” and collectively, both together referred to as the “Parties.”

FACTUAL BACKGROUND

A.United Armor is a company specialized in armored transportation from traditional money transport service, to management of valuable and jewelry movement with services including automatic teller machine (“ATM”) replenishment, ATM repair and maintenance, ATM installation, ATM preventative maintenance and ATM comprehensive compliance evaluations;

B.EmpireBIT is a company specializing in distribution, operation and servicing of automatic teller machines for cryptocurrencies;

C.EmpireBIT desires to utilize certain personnel, facilities, connections, contractual relationships, assets and expertise of United Armor to assist EmpireBIT in operating and further developing its company and business;

D.United Armor and EmpireBIT have agreed to enter into this Agreement to allow United Armor to assist EmpireBIT in the management and running of EmpireBIT’s business from the Effective Date forward for the time periods set out herein, unless this Agreement otherwise terminated as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.PROVISION OF SERVICES

1.1Subject to the terms and conditions of this Agreement, United Armor shall provide to EmpireBIT the Services (as defined in Section 1.2 below) for the period from the Effective Date and through December 31, 2019, unless this Agreement is otherwise extended or terminated pursuant to Section 6 (the "Term"). It is understood by the Parties that the quality and timing of the Services to be provided under this Agreement shall be substantially consistent with United Armor's current practices.

1.2For purposes of the Agreement, Services shall mean those services identified on Appendix A hereto; provided however that Services may be modified by the mutual agreement of the Parties from time to time, in which case an additional Fee (as defined below) shall be adjusted accordingly with the mutual agreement of the Parties.

1.3EmpireBIT acknowledges and agrees that United Armor is not obligated to and shall not provide to EmpireBIT any other services other than the Services specifically described in this Agreement.

1.4The Parties will use good faith efforts to cooperate with one another in all matters relating to the provision and receipt of the Services. Such cooperation will include exchanging information, performing true-ups and adjustments, and obtaining (through reasonable commercial efforts) all third-party consents, or approvals necessary to permit each Party to perform its obligations hereunder (including, by way of example and not by way of limitation, rights to use third-party software needed for the performance of the Services).

2.FEES, EXPENSES, AND REPORTING

2.1EmpireBIT shall pay United Armor no fee ("Fee") for the Services from the Effective Date through December 31, 2019. Should the Parties agree to continue this Agreement past December 31, 2019, EmpireBIT shall pay to United Armor a fee equal to the fair and equitable market value of the Services provided from that date forward, so that each Party is responsible for paying its fair share of the cost of such Services. It is the intent of the Parties that after December 31, 2019, each Party will either directly pay its own costs and expenses for the Services provided under this Agreement (and hence, mutually agree to terminate this Agreement) or to continue the Agreement but with EmpireBIT paying a Fee to United Armor for the fair market value of the Services provided, to be reviewed and adjusted by the Parties on a regular basis.

3.WARRANTY, LIABILITY, AND INDEMNITY

3.1United Armor shall use commercially reasonable, good faith efforts to provide Services to EmpireBIT in a manner, to the extent and at the times, consistent with the manner such services have been performed by United Armor in the past. The express warranty in this section is in lieu of all other warranties, express, implied, or statutory, regarding the Services, and United Armor specifically disclaims all implied warranties, including, without limitation, all warranties of merchantability, fitness for a particular purpose, title, and non-infringement, and any warranties arising from course of dealing, course of performance, or trade usage.

3.2Except with respect to United Armor' s gross negligence, willful misconduct, or fraud, United Armor' s maximum liability to, and the sole remedy of EmpireBIT for breach of this Agreement or otherwise with respect to the Services, is limited to the amount of any payments received by United Armor under this Agreement during the Term.

3.3Except as set forth in Section 3.2, United Armor shall not be liable to EmpireBIT for any damages of any kind, including, but not limited to, direct, compensatory, punitive, consequential, incidental or special damages or lost profits suffered by EmpireBIT arising out of this Agreement or the Services provided by United Armor, whether resulting from mere negligence of United Armor or otherwise.

3.4EmpireBIT agrees to indemnify and hold United Armor harmless from any damages, loss, cost, penalty or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any claims, including any third-party claim, regarding: (a) any liability or obligation of EmpireBIT arising prior to the Effective Date (whether or not on EmpireBIT's balance sheet, whether known or unknown, or whether or not disclosed to United Armor); (b) United Armor' s performance, purported performance, or nonperformance under this

Agreement (other than due to United Armor's gross negligence, willful misconduct, or fraud), (c) the failure of EmpireBIT to perform any of its obligations under any contract, license, lease or other agreement between EmpireBIT and a third party (except to the extent that the liability arises out of a failure of United Armor to perform an obligation assumed by United Armor under this Agreement), (d) any matters related to any financings of EmpireBIT (except for obligations specifically assumed by United Armor such as through a guarantee), and (e) failure to pay and discharge any taxes or other liabilities or obligations for which EmpireBIT remains responsible.

4.FORCE MAJEURE

United Armor shall not be responsible for failure or delay in delivery of any Service, if caused by an act of God or public enemy, terrorist attack, war, government acts, regulations or orders, fire, flood, embargo, quarantine, epidemic, labor stoppages or other disruptions, accident, unusually severe weather or other cause similar or dissimilar, beyond the control of the defaulting Party; provided that the Party will continue to perform all of its other obligations hereunder to the extent reasonably possible.

5.PROPRIETARY INFORMATION AND RIGHTS

5.1EmpireBIT and United Armor each acknowledges that they are bound by the provisions of any confidentiality agreement that has or may be executed by the Parties and that each of EmpireBIT and United Armor will comply with the provisions thereof.

5.2Each Party hereby acknowledges and agrees that information and material that it may have, and may continue to, come into contact with, either in oral, written, graphic, photographic, recorded or in any other form, may be highly confidential, and that this information and material (the “Confidential Information”) is being made available by the disclosing Party (the “Disclosing Party”) to the receiving Party (the “Recipient”) solely for the purposes of performing the Services under this Agreement and for no other purpose.

5.3The Disclosing Party shall continue to be the exclusive owner of all Confidential Information (including trade secrets) and intellectual property rights contained therein, made available to the Recipient, under this or any other agreement, all of which are proprietary to the Disclosing Party.

5.4Where information or material received by the Recipient is labeled confidential, the Recipient agrees to treat it as such, unless the Disclosing Party indicates otherwise in writing.

5.5The Recipient agrees that its directors, officers and employees will use any Confidential Information provided by the Disclosing Party only in order to comply with its obligations under this Agreement and agrees to only disclose such information to those of its directors, officers and employees directly concerned with the work under this Agreement. Subject to the provisions herein, the Recipient agrees that it will not disclose any Confidential Information to a third party nor use it for any other purpose either for itself or a third party.

5.6The Disclosing Party may, at its discretion and where reasonable, require the Recipient’s directors, officers, employees or third parties contracted by the Recipient, who perform the

Services, to sign a confidentiality agreement in respect of the Confidential Information or work to be done with respect to the Services. Should an employee of the Recipient or Party contracted by the Recipient refuse to sign such an agreement, they may be refused access to the Disclosing Party’s premises, at the Disclosing Party’s discretion. Such refusal shall in no way constitute a breach of any sort under or constitute an intention to terminate this Agreement. In such a case, the Recipient further agrees, at the request of the Disclosing Party, to remove the said employee or third party contracted to do the work from performing the Services. The Recipient agrees to replace the said employees or third party contractors with personnel who agree to be bound by such a confidentiality agreement.

5.7The Recipient shall, at all times, preserve the proprietary, confidential and/or trade secret nature of the Confidential Information both during and after the term of this Agreement irrespective of the manner or method in which it is terminated.

5.8No Confidential Information of any kind, whether in digital or any other form given to the Recipient by the Disclosing Party to fulfill its obligations under this Agreement, may be retained by the Recipient after the termination or expiration of the term of this Agreement, unless agreed to by the Parties.

5.9Obligations of confidentiality contained in this Agreement shall not apply to any information or material that the Recipient can demonstrate was part of the public knowledge or already known to the Recipient on the date it was disclosed, or subsequent to the time of disclosure became part of the public knowledge through no fault of the Recipient, or was rightfully disclosed to the Recipient by a third party. If the Recipient becomes legally compelled to disclose any Confidential Information, it shall promptly inform the Disclosing Party of such fact in writing so as to allow the Disclosing Party to take appropriate protective actions or measures or to seek orders to protect the interests of the Disclosing Party.

5.10If processing any personal data on the Disclosing Party’s behalf, the Recipient shall only do so in accordance with the Disclosing Party’s instructions and applicable data protection legislation and only for the purposes designated by the Disclosing Party. In addition, the Disclosing Party shall take all appropriate technical and organizational measures to prevent unauthorized or unlawful processing, unwarranted disclosure, or accidental loss, destruction of, or damage to, such data.

5.11If, in the performance of Services, either Party collects, holds, uses, communicates or discloses any personal information related to an individual, such Party agrees to comply with applicable data protection legislation. In such event, each Party agrees to obtain specific consent from the individual concerned for the communication or disclosure of the individual’s personal information to the other Party and for the use of the individual’s personal information by the other Party.

6.TERM AND TERMINATION

6.1Except as provided in Section 6.2 below, this Agreement shall automatically terminate upon the earlier of (i) the mutual agreement of the United Armor and EmpireBIT, (ii) December 31, 2019, unless extended by the Parties, or (iii) the dissolution of either Party.

6.2Ether Party may terminate this Agreement by giving the other Party fifteen (15) days prior written notice if the other Party is in breach of this Agreement and does not cure such breach within 21 business days of receipt of notice of said breach.

6.3Upon termination or expiration of this Agreement for any reason, all rights and obligations hereunder shall immediately cease except that such termination shall not terminate, limit, or restrict the rights and remedies of either Party for any breach or violation, and for any amounts owed to United Armor or EmpireBIT before such termination or expiration.

6.4Following any termination of this Agreement, each Party shall cooperate in good faith with the other to transfer and/or retain all records and all other property of the other in its possession, an1 take all other actions necessary to provide United Armor and EmpireBIT and their respective successors and assigns with sufficient information in the form reasonably requested by United Armor or EmpireBIT to provide for the continuation of the Services.

7.RELATIONSHIP OF PARTIES

The Parties agree to act as independent contractors for each other. Each Party agrees to use its best efforts to assign personnel with the proper skill level and type of experience, to ensure that the Services will be completed in a timely and successful manner. In the event that a Party does not have personnel with the proper skill level or experience to provide the Services required under the terms of this Agreement, such Party may engage the services of such competent personnel, or may subcontract or assign a portion of the Services to be rendered, with the prior written consent of the other Party to this Agreement. Notwithstanding such approval, the sub-contracting Party shall be primarily responsible and liable for the services rendered by such personnel, subcontractor or assignee and shall be responsible for the payment of the remuneration payable to such personnel, subcontractor or assignee. Each Party will, on a regular basis, keep the other Party appraised of the work in progress under the terms of this Agreement and will meet from time to time with the other Party, to review the Services performed or to be performed under the provisions herein. Except as expressly set forth herein, no Party has the authority to, and each Party agrees that it shall not, directly or indirectly contract any obligations of any kind in the name of or chargeable against the other Parties without such Party's prior written consent.

Neither Party is responsible for verifying the existence or sufficiency of the qualifications, authorizations, permits or licenses of the other Party and/or the other Party’s employees. Each Party represents and warrants that it and any of its employees are authorized to work and are not acting and will not act during the term of this Agreement in violation of any applicable laws and the regulations thereunder or any agreement it has entered into with a third Party. Each Party will indemnify the other Party against any and all claims, damages, losses and other liabilities including, but not limited to, fines, penalties, and/or attorneys’ fees incurred by a Party because the other Party and/or the other Party’s employees or agents are not authorized to perform all or part of the Services.

Unless otherwise expressly specified in this Agreement, each Party shall supply, at its sole expense, all equipment, tools, materials, supplies and other resources necessary to perform the Services.  In the event that any equipment, tool, material, supply or other resource, including any computer equipment, is supplied by a Party, and unless expressly specified in this Agreement, such equipment, tool, material, supply or other resource must be promptly returned to said Party, upon request or upon expiry or termination of this Agreement for any reason. Such equipment, tool, material, supply or other resource must be packaged appropriately to ensure its protection upon return to the other Party and be returned in good working order and in an appropriate state of repair, taking into consideration normal wear and tear during the course of the performance of the Services. Should a Party fail to fulfill its obligations under this Subsection 7, said Party shall be liable for the cost of replacement of such equipment, tool, material, supply or other resource in the condition such equipment, tool, material, supply or other resource would have been had these obligations been fulfilled.

8.ASSIGNMENT

Except as provided herein, no Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto.

9.NOTICES

All notices, demands and other communications pertaining to this Agreement ("Notices") shall be in writing addressed as follows:

United Armor, Inc.

P.O. Box 6808

Freehold NJ 07728

Attn: Evan Almeida, CEO

EmpireBIT Inc.

36 Christopher Columbus Blvd,

Jackson, NJ 08527

Attn: Mike Almeida, CEO

Notices shall be deemed given three (3) business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first business day after being sent, prepaid, by a nationally-recognized overnight courier that issues a receipt or other confirmation of delivery. Notices delivered by personal service or by electronic mail shall be deemed given when actually received by the recipient. Any Party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

10.ENTIRE AGREEMENT

This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

11.PARTIES IN INTEREST

This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than United Armor or EmpireBIT or their respective successors or permitted assigns any right, claim, remedy, causes of action or any other rights under or by reason of this Agreement. There are no third-party beneficiaries under this Agreement.

12.GOVERNING LAW; SUBMISSION TO JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions Any legal action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of Delaware sitting or in the United States of America for the District of Delaware, and the Parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Purchaser hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and brought in any such court, any claim that Purchaser is not subject personally to the jurisdiction of the above named courts, that Purchaser's property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

13.WAIVER OF JURY TRIAL

THE PARTIES SHALL AND HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATIERS WHATSOEVER ARISING OUT OF OR IN ANYWAY CONNECTED WITH THIS AGREEMENT, THE MANAGEMENT SERVICES OR FOR THE ENFORCEMENT OF ANY REMEDY UNDERANYSTAIDTE.

14.AMENDMENT; WAIVER

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by United Armor and EmpireBIT, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles and electronic transmission of signatures shall be deemed to be originals.

16.TAXES

Unless otherwise required by law or agreed to by the Parties, payments to either Party for Services rendered shall be made without any deductions for taxes, duties, or other charges of any kind whatsoever, in conformity with each Party’s status as a non-employee. Any taxes that may be due and payable as a result of the payments herein specified by the Parties shall be due and payable as part of this Agreement. Each Party undertakes to pay all taxes, duties or other charges for which it may be liable on such payments when due and note the amounts pertaining to such taxes. Each Party reserves the right to withhold whatever taxes, duties, charges or other payments, from the other Party, as are required by law.

17.OWNERSHIP OF EXISTING PROPERTY AND DATA

Any material and related information and documents (including, without limitation, data, computer software and hardware) and intellectual property rights contained therein, furnished by either Party for use by the other Party in connection with this Agreement shall remain the exclusive property of the furnishing Party.

18.REMEDIES

Each Party acknowledges that any violation of the terms of this Agreement would result in damages to the other which could not be adequately compensated by monetary award alone. In the event of any violation by a Party of the terms of this Agreement, including, without limitation, of a Party’s proprietary rights and ownership, and confidentiality provisions, and in addition to all other remedies available at under law and at equity, the other Party shall be entitled as a matter of right to apply to a court of competent equitable jurisdiction for relief, waiver, restraining order, injunction, decree or other remedy as may be appropriate to ensure compliance of the violating Party with the terms of this Agreement.

19.GENERAL PROVISIONS

The terms of this Agreement shall bind the Parties and their respective successors, heirs and permitted assigns. The Factual Background and all Appendices, attachments, schedules and exhibits attached hereto are hereby incorporated by reference and made a part of this Agreement. If any term or provision of this Agreement or the application thereof shall be invalid or unenforceable, such term or provision shall be severed from this Agreement and the remainder of this Agreement shall be unaffected thereby and each remaining term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. No provision of this Agreement may be waived except in a written document signed by the Party granting such waiver. Each Party will execute and deliver such further agreements and other documents and do such further acts and things as the other Party reasonably requests to evidence, carry out or give full effect to the intent of this Agreement. No presumption shall operate in favor of or against any Party hereto as a result of any responsibility that any Party may have had for drafting this Agreement.

IN WITNESS WHEREOF, each Party to this agreement has caused it to be executed on the date indicated above.

United Armor, Inc.

Authorized Signature

Evan Almeida, COO

Print Name and Title

EmpireBIT, Inc.

Authorized Signature

Michael Almeida, President

Print Name and Title

Page 9 of 10

APPENDIX A

SERVICES

1.EmpireBIT will have use of all presently existing United Armor offices, at no charge, through December 31, 2019:

36 Christopher Columbus Blvd

Jackson, NJ 08527

460 Faraday Ave

Building A Suite 2

Jackson, NJ 08527

940 Deltona Blvd

Deltona, FL 32725

1517 Kuebel St

Unit F

Harahan, LA 70123

12338 SW 132nd Court

Miami, FL 32186

959 Klondike Ct

Unit 102

Conyers, GA 30094

2.EmpireBIT will have use of all current United Armor bonded and insured service technicians to provide repairs, installations, maintenance, and cash replenishments through December 31, 2019.

3.EmpireBIT will have the use of all current vehicles and transportation available at United Armor, at no charge, through December 31, 2019.

4.EmpireBIT shall have use of all United Armor equipment, facilities and intellectual property, at no charge, through December 31, 2019.